Exhibit 99.1

Media:  Chris Tofalli

Broadgate Consultants, Inc.

212-232-2226

Investors:  Scott Wenhold

Graphic Packaging Corporation

770-644-3062

Graphic Packaging Corporation Reports Second Quarter 2005 Results
and Restatement Related to Deferred Taxes

MARIETTA, Ga., August 3, 2005.  Graphic Packaging Corporation (NYSE: GPK) today reported a preliminary net loss for second quarter 2005 of $19.6 million, or $(0.10) per share, based upon 198.6 million shares.  Results for the quarter compare to a restated second quarter 2004 net loss of $4.6 million, or $(0.02) per share, based upon 198.5 million shares.  Results for the second quarter of 2004 included herein have been restated as described in the discussion of deferred taxes later in this release.

Second quarter results were impacted by continued inflation for key production inputs and services.  These higher costs were partially offset by a strong sales increase within non-beverage packaging markets, price recovery on board and carton business, year over year productivity improvements and ongoing cost cutting initiatives.

“As we predicted last quarter, higher costs for key inputs like energy, fiber and chemicals continued to negatively impact us,” said Stephen M. Humphrey, President and Chief Executive Officer.  “On a more positive note, non-beverage carton sales were quite strong, up over 12% compared to the 2004 second quarter.  The increase was a result of both stronger volumes and contractual price increases related to published paperboard movements.”

“In addition, we had another successful quarter in terms of product and technology launches across the globe.  Our Asia Pacific team had great success with a key customer, Kirin Brewery, in helping them to launch their new Nodogoshi beer in Graphic’s 6-can wrap carton. After hitting the shelves in April, this new beer offering has already taken over the number two market position in its category.  Additionally, our Fridge Vendor® carton continues to penetrate new markets as Jugos de Valle, one of Mexico’s largest fruit juice producers, selected our patented carton for their line of ready-to-drink fruit juices.  Kraft Foods continued to accelerate their implementation of our Z-Flute® packaging with many of their club store offerings. The extra strength provided by our Z-flute® package allows the individual product to be directly palletized and shipped without the additional protection of corrugated containers, thereby satisfying requests from the club store channel to reduce the amount of disposal associated with secondary packaging materials.”

Net sales increased 2.8% to $623.0 million during second quarter 2005, compared to second quarter 2004 net sales of $606.3 million.  Attached is supplemental data showing net sales and net tons sold for the first and second quarters of 2005 and the four quarters of 2004.  When comparing against the prior year second quarter, net sales in the second quarter of 2005 were impacted by:

•                  A 12.9% increase in food and consumer product carton sales to North America.  The increase was a result of both higher volumes and increased pricing;

•                  A positive contribution of $4.5 million due to favorable foreign currency exchange rates.  The Company’s total international sales were $108.7 million or approximately 17.5% of total sales for second quarter 2005;

•                  Significantly higher Containerboard pricing.  Despite an approximate 16% decline in Containerboard volumes, second quarter 2005 revenues in this segment were relatively flat to the prior year quarter.

Income from operations for second quarter 2005 was $23.6 million, compared to second quarter 2004 income from operations of $36.7 million.  When comparing to the prior year second quarter, inflation had a significant negative impact on second quarter 2005 results including:

•                  Increased chemical, coating and resin costs of approximately $10.3 million;

•                  Increased fiber, board and corrugated costs of approximately $6.9 million;

•                  Increased energy costs of approximately $5.9 million;

•                  Increased labor and benefit costs of approximately $5.7 million; and

•                  Increased freight costs of approximately $1.8 million.

Income from operations was also impacted by:

•                  An approximate $13.3 million reduction in operating costs as a result of ongoing continuous improvement programs and continued investment in our manufacturing strategies;

•                  Depreciation and amortization expense for the quarter of $54.2 million compared to $56.7 million in second quarter 2004.  The decrease is the result of lower amortization of intangibles related to the August 2003 merger between Riverwood Holding, Inc. and Graphic Packaging International Corporation.

Net interest expense was $38.9 million for second quarter 2005, as compared to net interest expense of $36.0 million for second quarter 2004.  The increase was a result of higher interest rates. Total debt decreased by $39.8 million during the second quarter to $2,059.1 million.  Total debt was $88.2 million lower than the second quarter 2004 debt balance of $2,147.3 million.

The Company incurred $4.8 million of income tax expense in the second quarter 2005.   Additionally, on August 3, 2005 the Company determined that previously issued financial statements for the three months ended March 31, 2005 and for the years ended December 31, 2004, 2003, 2002 and applicable interim quarters should no longer be relied upon and should be restated to reflect adjustments with regard to deferred taxes.  Historically, the Company has accounted for its deferred tax liability related to goodwill as a reversing taxable temporary difference between book and tax accounting treatments.  Following adoption of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the deferred tax liability related to the Company’s goodwill must now be considered as a liability related to an asset with an indefinite life and can no longer support the realization of deferred tax assets.  Therefore, the

Company will record additional tax expense to increase its deferred tax asset valuation allowance.  The non-cash adjustments increased income tax expense and net loss by $19.1 million, $12.8 million and $37.8 million for the full years 2004, 2003, and 2002, respectively, and $4.9 million in the first quarter 2005.  The additional tax expense will not result in increased cash tax liability for the Company due to the $1.3 billion net operating loss that is available to shelter future taxable income in the United States, subject to certain limitations as described in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

Capital expenditures for second quarter 2005 were $21.5 million. Approximately $3.5 million of capital expenditures were related to the sheet-fed manufacturing initiative, part of the Company’s ongoing manufacturing rationalization.  Expenditures on the sheet-fed initiative now total approximately $23.0 million of the total projected expenditure of approximately $26 million during the 2004-2005 period.

EBITDA for second quarter 2005 was $77.8 million versus $93.4 million for second quarter 2004.  Credit Agreement EBITDA for second quarter 2005 was $91.8 million, versus $104.9 million for second quarter 2004.  Credit Agreement EBITDA refers to EBITDA as defined in the Company’s $1.6 Billion Credit Agreement (the “Credit Agreement”) and is a non-GAAP financial measure used to determine compliance with certain covenants thereunder.  Credit Agreement EBITDA should not be construed as an alternative to income from operations or net income as a measure of operating results or as an alternative to cash flow as a measure of liquidity.  Borrowings under the Credit Agreement are a key source of the Company’s liquidity.  A tabular reconciliation of EBITDA and Credit Agreement EBITDA to Net Loss is attached to this release.

Graphic Packaging Corporation intends to file its Quarterly Report on Form 10-Q for the period ended June 30, 2005 as well as an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 and an amendment to its Quarterly Report on Form 10-Q for the period ended March 31, 2005 with the SEC by August 9, 2005.   The Company will also host a conference call at 10:00 am (EDT) on Thursday, August 4, 2005 to discuss the results of the quarter.  To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call.  Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com.  Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 800-642-1687.

Forward Looking Statements

Statements of the Company’s expectations related to projected capital expenditures and upcoming filings with the SEC included in this release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and its present expectations. These risks and uncertainties include, but are not limited to, the Company’s ability to implement its business strategies, continuing pressure for lower cost products, increases and volatility in raw materials and energy costs, rising labor costs, our ability to pass these increased costs on to our customers, unfavorable currency translation movements and other risks of conducting business internationally, and the impact of  regulatory and litigation matters, including those that impact the Company’s ability to protect and use its intellectual property.  Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.

About Graphic Packaging Corporation

Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions to multinational food, beverage and other consumer products companies. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at http://www.graphicpkg.com.

PRELIMINARY

GRAPHIC PACKAGING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Millions, Except Share Amounts)
(Unaudited)

	June 30, 2005	December 31, 2004

ASSETS
Current Assets:
Cash and Equivalents	$7.1	$7.3
Receivables, Less Allowance for Doubtful Accounts of $1.5 and $1.8 at June 30, 2005 and December 31, 2004, respectively	252.0	214.9
Inventories	294.8	301.2
Prepaid Expenses	17.0	14.9
Total Current Assets	570.9	538.3
Property, Plant and Equipment, Net of Accumulated Depreciation of $1,158.9 and $1,078.7 at June 30, 2005 and December 31, 2004, respectively	1,600.4	1,649.0
Goodwill	643.4	643.4
Intangible Assets, Net of Accumulated Amortization of $71.2 and $65.1 at June 30, 2005 and December 31, 2004, respectively	161.6	166.6
Other Assets	110.3	114.0

Total Assets	$3,086.6	$3,111.3

LIABILITIES
Current Liabilities:
Short-Term Debt	$18.5	$14.2
Accounts Payable and Other Accrued Liabilities	375.0	401.8
Total Current Liabilities	393.5	416.0

Long Term Debt, Less Current Portion	2,040.6	2,011.0
Other Noncurrent Liabilities	315.1	297.4
Total Liabilities	2,749.2	2,724.4

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 500,000,000 shares authorized; 198,669,146 and 198,586,108 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	2.0	2.0
Capital in Excess of Par Value	1,169.6	1,169.2
Unearned Compensation	(0.3)	(0.4)
Accumulated Deficit	(758.7)	(709.5)
Minimum Pension Liability Adjustment	(65.2)	(65.2)
Accumulated Derivative Instruments Gain (Loss)	3.1	(9.0)
Cumulative Currency Translation Adjustment	(13.1)	(0.2)
Total Shareholders’ Equity	337.4	386.9
Total Liabilities and Shareholders’ Equity	$3,086.6	$3,111.3

PRELIMINARY

GRAPHIC PACKAGING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Net Sales	$623.0	$606.3	$1,206.0	$1,182.2
Cost of Sales	537.2	508.2	1,053.0	995.1
Selling, General and Administrative	53.2	49.2	100.9	97.4
Research, Development and Engineering	3.2	2.4	5.5	4.8
Other Expense, Net	5.8	9.8	10.7	21.5

Income from Operations	23.6	36.7	35.9	63.4
Interest Income	0.1	0.1	0.2	0.2
Interest Expense	(39.0)	(36.1)	(76.2)	(74.1)
(Loss) Income before Income Taxes and Equity in Net Earnings of Affiliates	(15.3)	0.7	(40.1)	(10.5)
Income Tax Expense	(4.8)	(5.7)	(9.7)	(12.0)
Equity in Net Earnings of Affiliates	0.5	0.4	0.6	0.7

Net Loss	$(19.6)	$(4.6)	$(49.2)	$(21.8)

Loss Per Share - Basic	$(0.10)	$(0.02)	$(0.25)	$(0.11)
Loss Per Share - Diluted	$(0.10)	$(0.02)	$(0.25)	$(0.11)

Weighted Average Number of Shares Outstanding - Basic	198.6	198.5	198.6	198.4
Weighted Average Number of Shares Outstanding - Diluted	198.6	198.5	198.6	198.4

PRELIMINARY

GRAPHIC PACKAGING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Millions)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(49.2)	$(21.8)
Noncash Items Included in Net Loss:
Depreciation and Amortization	106.6	114.2
Deferred Income Taxes	9.1	8.6
Pension, Postemployment and Postretirement Benefits
Expense, Net of Contributions	12.2	12.7
Equity in Net Earnings of Affiliates, Net of Dividends	0.5	0.4
Amortization of Deferred Debt Issuance Costs	4.0	4.4
Loss on Retirement of Assets	2.6	4.9
Other, Net	1.7	(1.8)
Changes in Operating Assets & Liabilities:
Receivables	(42.9)	(27.8)
Inventories	(0.7)	1.6
Prepaid Expenses	(0.2)	0.6
Accounts Payable and Other Accrued Liabilities	(18.0)	(26.0)
Other Noncurrent Liabilities	3.1	(1.0)

Net Cash Provided by Operating Activities	28.8	69.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property, Plant and Equipment	(54.8)	(75.3)
Proceeds from Sale of Assets, Net of Selling Costs	1.1	9.6
Change in Other Assets	(10.6)	(6.8)

Net Cash Used in Investing Activities	(64.3)	(72.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing under Revolving Credit Facilities	263.8	302.1
Payments on Revolving Credit Facilities	(228.5)	(301.2)
Payments on Debt	(0.7)	(9.8)
Other	1.0	0.1

Net Cash Provided by (Used in) Financing Activities	35.6	(8.8)

Effect of Exchange Rate Changes on Cash	(0.3)	0.1
Net Decrease in Cash and Equivalents	(0.2)	(12.2)
Cash and Equivalents at Beginning of Period	7.3	17.5

Cash and Equivalents at End of Period	$7.1	$5.3

PRELIMINARY

Reconciliation of Non-GAAP Financial Measures

The table below sets forth the Company’s earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), and “Credit Agreement EBITDA,” which is a financial measure that is used in the Company’s Senior Secured Credit Agreement. Since entering into its Senior Secured Credit Agreement, the Company has disclosed its Credit Agreement EBITDA in quarterly earnings releases, but is also disclosing EBITDA in this release because the Company believes EBITDA is also an important measure of its performance. Neither EBITDA nor Credit Agreement EBITDA is a defined term under accounting principles generally accepted in the United States and should not be considered as an alternative to income from operations or net income as a measure of operating results or cash flows as a measure of liquidity.

Credit Agreement EBITDA differs from EBITDA in that in addition to adjusting net income to exclude interest expense, income tax expense, equity in the net earnings of the Company’s affiliates and depreciation and amortization, Credit Agreement EBITDA also adjusts net income by excluding certain other items and expenses, as specified below. The Company’s definition of Credit Agreement EBITDA may differ from that of other similarly titled measures at other companies. The Senior Secured Credit Agreement requires the Company to comply with a specified consolidated debt to Credit Agreement EBITDA leverage ratio and a specified Credit Agreement EBITDA to consolidated interest expense ratio for specified periods, (as described in the Company’s reports filed with the SEC).

	Three Months Ended		Six Months Ended
(Amounts in Millions)	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Net Loss	$(19.6)	$(4.6)	$(49.2)	$(21.8)
Add (Subtract):
Income Tax Expense	4.8	5.7	9.7	12.0
Equity in Net Earnings of Affiliates	(0.5)	(0.4)	(0.6)	(0.7)
Interest Expense, Net	38.9	36.0	76.0	73.9
Depreciation and Amortization	54.2	56.7	106.6	114.2

EBITDA	77.8	93.4	142.5	177.6

Credit Agreement Adjustments (A)	14.0	11.5	24.4	22.9

Credit Agreement EBITDA (B)	$91.8	$104.9	$166.9	$200.5

Notes:

(A) Credit agreement adjustments include non-cash charges for pension, postretirement and postemployment benefits, write-down of assets, and merger related expenses deducted in determining net income and dividends from equity investments.

(B) Credit Agreement EBITDA is calculated in accordance with the definitions contained in the Company’s Senior Secured Credit Agreement. Credit Agreement EBITDA is defined as consolidated net income before consolidated interest expense, non-cash expenses and charges, total income tax expense, depreciation expense, expense associated with amortization of intangibles and other assets, non-cash provisions for reserves for discontinued operations, extraordinary, unusual or non-recurring gains or losses or charges or credits, gain or loss associated with sale or write-down of assets not in the ordinary course of business, and any income or loss accounted for by the equity method of accounting.

PRELIMINARY

GRAPHIC PACKAGING CORPORATION

Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2004
Net Tons Sold (000’s):
Paperboard Packaging	457.2	483.4	489.7	456.8
Containerboard/Other	58.1	61.8	64.4	64.6
Total	515.3	545.2	554.1	521.4

Net Sales ($ Millions):
Paperboard Packaging	$557.3	$583.9	$590.7	$559.3
Containerboard/Other	18.6	22.4	26.5	27.8
Total	$575.9	$606.3	$617.2	$587.1

2005
Net Tons Sold (000’s):
Paperboard Packaging	452.2	491.8
Containerboard/Other	55.1	51.6
Total	507.3	543.4

Net Sales ($ Millions):
Paperboard Packaging	$559.0	$600.3
Containerboard/Other	24.0	22.7
Total	$583.0	$623.0